Exhibit 99.1
RingCentral Announces Second Quarter 2026 Financial Results
Total revenue up 5.9%; GAAP and non-GAAP margins and EPS all above high end of guidance
13% of ARR is now from customers utilizing a native paid AI product, doubling year-over-year
Raising quarterly dividend by approximately 67% to $0.125 per share
Raising full year outlook on revenue, GAAP and non-GAAP margins and free cash flow

Belmont, Calif. – July 23, 2026 – RingCentral, Inc. (NYSE: RNG), a global leader in AI-powered customer engagement, today announced financial results for the second quarter ended June 30, 2026.
Second Quarter Financial Highlights
•Subscriptions revenue increased approximately 5.8% year-over-year to $634 million.
•Total revenue increased approximately 5.9% year-over-year to $657 million.
•GAAP operating margin of 7.7%, compared to 6.0% in the prior year.
•Non-GAAP operating margin of 23.4%, up approximately 90 basis points year-over-year.
•GAAP EPS of $0.45 compared to $0.14 last year.
•Non-GAAP EPS of $1.22 compared to $1.06 last year.
•Net cash provided by operating activities of $206 million, up 23.3% year-over-year.
•Free cash flow of $180 million, up 24.8% year-over-year.
•Reduced stock-based compensation expense as a percentage of revenue by 150 basis points year-over-year.
•Repurchased approximately 2.2 million shares for a total of $94 million.

“We delivered another strong quarter, exceeding the high end of guidance across all key metrics while accelerating our transformation into an Agentic Voice AI leader,” said Vlad Shmunis, RingCentral’s Founder, Chairman and CEO. “Customers using at least one paid AI product now represent approximately 13% of ARR, having doubled year-over-year. This is a reflection of the growing value of our AI portfolio. Powered by our global voice network, rich customer interaction data, and ability to orchestrate AI and human agents, RingCentral is uniquely positioned to lead the future of customer engagement.”

“RingCentral is in a unique position, with a strong recurring core business, a widening moat, increasing momentum from AI-led products, and a financial profile that continues to strengthen,” said Vaibhav Agarwal, RingCentral’s CFO. “We are growing revenues, driving operating efficiencies, and generating high-quality free cash flow, which gives us the flexibility to invest in growth, strengthen the balance sheet, and return capital to shareholders positioning us for long-term growth to compound free cash flow and create meaningful long-term shareholder value.”

RingCentral Declares a Dividend

RingCentral’s Board of Directors approved an increase in the Company's quarterly cash dividend by approximately 67% from $0.075 to $0.125 per share of our outstanding capital stock, payable on August 20, 2026 to stockholders of record as of the close of business on August 6, 2026.

Financial Results for the Second Quarter 2026
•Revenue: Total revenue was $657 million for the second quarter of 2026, up from $620 million in the second quarter of 2025, representing 5.9% year-over-year growth. Subscriptions revenue of $634 million increased 5.8% year-over-year and accounted for 96% of total revenue.
•Operating Income: GAAP operating income was $50 million, compared to $37 million in the same period last year. Non-GAAP operating income was $154 million, or 23.4% of total revenue, compared to $140 million, or 22.6% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $177 million, or 26.9% of total revenue, compared to $162 million, or 26.0% of total revenue, in the same period last year.
•Net Income Per Share: GAAP net income per diluted share improved to $0.45, compared to $0.14 in the same period last year. Diluted non-GAAP net income per share was $1.22, compared to $1.06 per share in the same period last year. The second quarters of 2026 and 2025 each reflected a non-GAAP tax rate of approximately 22.5%.
•Cash Flow: Net cash provided by operating activities for the second quarter of 2026 was $206 million, or 31.4% of total revenue, compared to $167 million, or 27.0% of total revenue, for the second quarter of 2025. Free cash flow for the second quarter of 2026 was $180 million, or 27.4% of total revenue, compared to $144 million, or 23.3% of total revenue, for the second quarter of 2025.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the second quarter of 2026 was $112 million. Our cash balance reflects the repurchase of $94 million in shares during the second quarter of 2026 under the share repurchase plans previously authorized by our Board. We currently have approximately $326 million remaining under our total authorization.
Additional Highlights
•Expanded AIR Pro with agentic AI capabilities in RingCX, including native AI agents embedded directly into customer engagement workflows, autonomous AI-powered outbound outreach, and intelligent handoffs that seamlessly transfer conversations to live agents with full customer context.
•Enhanced AVA (AI Virtual Assistant) with AI-powered Workflow Builder and conversational analytics, enabling users to create RingCX workflows using natural language and instantly retrieve reports, metrics, and operational insights through simple prompts.
•Advanced RingWEM capabilities with Live Screen Monitoring, giving supervisors real-time visibility into agent interactions and the ability to coach agents live, improving quality management, compliance, and workforce performance.
•RingCentral named to TIME’s list of America’s Best Companies 2026. Presented in collaboration with Statista, the ranking recognizes U.S. companies demonstrating excellence in employee satisfaction, financial performance, and sustainability transparency.
•Nucleus Research named RingCX a Leader in its CCaaS Technology Value Matrix, recognizing RingCentral's AI, workforce engagement, and embedded contact center investments.
•Aragon Research named RingCX a Leader in its Intelligent Contact Center for SMB Globe report, specifically citing the OpenAI partnership as positioning RingCentral to lead the shift toward agentic voice AI across the full customer interaction lifecycle.
•ISG named RingCentral a Leader in its Collaborative AI Suites Buyers Guide — and a category leader in AI Capabilities specifically.
•Metrigy gave RingCentral Top Provider recognition in its 2026 MetriStar Award for UCaaS, based on direct customer ratings — with high scores in voice quality, platform integrations, and ease of use.

Financial Outlook
Third Quarter 2026 Guidance:
•Subscriptions revenue of $643 to $649 million.
•Total revenue of $664 to $670 million.
•GAAP operating margin of 7.2% to 8.6%.
•Non-GAAP operating margin of 23.5% to 24.0%
•Non-GAAP EPS of $1.25 to $1.30 based on approximately 86.5 million fully diluted shares.
•Share-based compensation of $63 to $67 million.
Our full year 2026 guidance is:
•Raising subscriptions revenue range to $2.550 billion to $2.561 billion.
•Raising total revenue range to $2.635 billion to $2.646 billion.
•Raising GAAP operating margin to 9.0% to 9.7%.
•Raising non-GAAP operating margin to approximately 23.6% to 24.0%.
•Raising non-GAAP EPS of $4.96 to $5.10 based on 87.0 to 86.5 million fully diluted shares.
•Share-based compensation of $240 to $245 million.
•Raising free cash flow guidance of $615 to $625 million.
Conference Call Details:
•What: RingCentral financial results for the second quarter of 2026 and outlook for the third quarter and full year of 2026.
•When: Thursday, July 23, 2026 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: https://ir.ringcentral.com (live and replay).
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral
RingCentral is a global leader in AI–powered customer engagement, delivering an integrated platform for business phone, SMS, contact center, workforce engagement management, video collaboration, and messaging. Powered by advanced AI capabilities, RingCentral delivers intelligence at every phase of the conversation journey — before, during, and after each human interaction. With RingCentral, businesses can work smarter, respond faster, and connect more meaningfully with their customers. Visit ringcentral.com to learn more.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation, our expectations around our platform and the contribution of our new products, and the payment of dividends. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to attract new customers and grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to develop and continue to release, and gain customer acceptance of, new and improved versions of our services; our use of AI technologies to help drive future growth; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with channel partners and strategic partners; our ability to realize the anticipated benefits of our strategic relationships; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; factors affecting the payment of dividends; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin.
Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenues. Non-GAAP subscriptions gross profit is defined as GAAP subscriptions revenues less Non-GAAP subscriptions cost of revenues. Non-GAAP subscriptions cost of revenues is defined as GAAP subscriptions cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, third-party relocation and other costs and restructuring costs.
Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenues. Non-GAAP other gross profit is defined as GAAP other revenues less Non-GAAP other cost of revenues. Non-GAAP other cost of revenues is defined as GAAP other cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles and restructuring costs.
Non-GAAP income from operations is defined as GAAP income from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, impairment charges related to abandoned internal-use software, change in fair-value of contingent consideration, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income from operations excluding depreciation and amortization.
Non-GAAP net income is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, impairment charges related to abandoned internal-use software, change in fair-value of contingent consideration, net impact of amended agreements with partners, loss (gain) associated with investments, intercompany remeasurement gains or losses, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, restructuring costs, non-cash interest expense associated with amortization of debt discount and loss (gain) on early extinguishment of debt, and the related income tax effect of these adjustments.
Non-GAAP free cash flow is defined as GAAP net cash provided by operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income , Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin and Free Cash Flow GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt extinguishment, and provision (benefit) from income taxes including the affect and timing of release of valuation allowance related to our deferred tax assets in certain jurisdictions, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on early debt extinguishments as these are based on timing of future settlement requests and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2026, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Our reported results also include our annualized exit monthly recurring subscriptions (ARR), as well as Net Monthly Subscriptions Dollar Retention Rate. We define our ARR as our monthly recurring subscriptions (MRR) multiplied by 12. Our MRR equals the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
© 2026 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Investor Relations Contact:
Steven Horwitz
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$111,501	$132,564
Accounts receivable, net	389,043	384,100
Deferred and prepaid sales commission costs	157,371	167,304
Prepaid expenses and other current assets	75,298	81,190
Total current assets	733,213	765,158
Property and equipment, net	190,219	186,570
Operating lease right-of-use assets	40,518	30,855
Deferred and prepaid sales commission costs, non-current	227,909	252,504
Goodwill	102,832	97,792
Acquired intangibles, net	77,356	135,410
Other assets	9,318	13,166
Total assets	$1,381,365	$1,481,455
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$21,676	$27,677
Accrued liabilities	299,378	297,633
Current portion of long-term debt, net	46,269	624,216
Deferred revenue	295,340	269,122
Total current liabilities	662,663	1,218,648
Long-term debt, net	1,074,377	629,580
Operating lease liabilities	23,468	14,372
Other long-term liabilities	31,767	7,525
Total liabilities	1,792,275	1,870,125

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	8	9
Additional paid-in capital	1,043,421	1,123,447
Accumulated other comprehensive income	3,286	2,458
Accumulated deficit	(1,657,074)	(1,714,033)
Total stockholders’ deficit	(610,359)	(588,119)
Total liabilities, temporary equity and stockholders’ deficit	$1,381,365	$1,481,455

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Subscriptions	$633,649	$598,728	$1,256,815	$1,188,840
Other	23,362	21,670	44,395	43,614
Total revenues	657,011	620,398	1,301,210	1,232,454
Cost of revenues
Subscriptions	159,504	150,788	313,912	303,883
Other	25,198	28,162	50,220	55,517
Total cost of revenues	184,702	178,950	364,132	359,400
Gross profit	472,309	441,448	937,078	873,054
Operating expenses
Research and development	82,801	77,539	164,514	159,522
Sales and marketing	274,907	263,585	547,750	538,483
General and administrative	64,316	63,361	124,501	127,746
Total operating expenses	422,024	404,485	836,765	825,751
Income from operations	50,285	36,963	100,313	47,303
Other income (expense), net
Interest expense	(18,672)	(16,466)	(33,477)	(32,581)
Other income (expense)	10,638	(4,820)	9,524	(3,418)
Other expense, net	(8,034)	(21,286)	(23,953)	(35,999)
Income before income taxes	42,251	15,677	76,360	11,304
Provision for income taxes	3,136	2,484	6,627	8,439
Net income	$39,115	$13,193	$69,733	$2,865
Net income per common share
Basic	$0.47	$0.15	$0.83	$0.03
Diluted	$0.45	$0.14	$0.80	$0.03
Weighted-average number of shares used in computing net income per share
Basic	84,049	90,710	84,354	90,861
Diluted	86,619	92,056	86,803	92,488

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$69,733	$2,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,997	109,982
Share-based compensation	111,796	141,350
Amortization of deferred and prepaid sales commission costs	78,716	81,863
Amortization of debt discount and issuance costs	1,605	2,381
Loss on early extinguishment of debt	6,409	4,988
Reduction of operating lease right-of-use assets	11,832	12,706
Provision for bad debt	6,813	8,008
Other	4,510	(386)
Changes in assets and liabilities:
Accounts receivable	(8,841)	(12,907)
Deferred and prepaid sales commission costs	(58,806)	(52,172)
Prepaid expenses and other assets	6,152	(2,461)
Accounts payable	(7,830)	43,443
Accrued and other liabilities	21,328	(11,984)
Deferred revenue	26,111	1,111
Operating lease liabilities	(13,045)	(11,711)
Net cash provided by operating activities	370,480	317,076
Cash flows from investing activities
Purchases of property and equipment	(17,135)	(14,544)
Capitalized internal-use software	(32,507)	(27,971)
Cash paid for business combination, net of cash acquired	(7,929)	—
Net cash used in investing activities	(57,571)	(42,515)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	9,978	9,064
Payments for taxes related to net share settlement of equity awards	(15,532)	(3,571)
Payments for repurchases of common stock	(174,985)	(81,787)
Payment of dividends	(12,774)	—
Proceeds from issuance of long-term debt	600,000	—
Payments for the settlement of convertible notes	(609,065)	(161,326)
Repurchases of principal on senior notes	(105,000)	(53,903)
Repayments of principal on term loan	(23,135)	(60,000)
Payments for fees on long-term debt	(868)	(1,631)
Repayments of financing obligations	(633)	(633)
Payments for contingent consideration	(889)	—
Net cash used in financing activities	(332,903)	(353,787)
Effect of exchange rate changes	(1,069)	4,528
Net decrease in cash, cash equivalents, and restricted cash	(21,063)	(74,698)
Cash, cash equivalents, and restricted cash
Beginning of period	132,564	242,811
End of period	$111,501	$168,113

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Subscriptions	$633,649	$598,728	$1,256,815	$1,188,840
Other	23,362	21,670	44,395	43,614
Total revenues	657,011	620,398	1,301,210	1,232,454
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$159,504	$150,788	$313,912	$303,883
Share-based compensation	(2,609)	(3,216)	(5,500)	(8,145)
Amortization of acquired intangibles	(31,319)	(31,223)	(62,856)	(62,447)
Third-party relocation and other costs, net	—	(86)	—	(94)
Restructuring costs	(1,123)	(9)	(1,544)	(968)
Non-GAAP Subscriptions cost of revenues	$124,453	$116,254	$244,012	$232,229

GAAP Other cost of revenues	25,198	28,162	50,220	55,517
Share-based compensation	(339)	(1,262)	(862)	(2,807)
Amortization of acquired intangibles	(77)	(84)	(156)	(168)
Restructuring costs	(903)	(140)	(1,010)	(716)
Non-GAAP Other cost of revenues	$23,879	$26,676	$48,192	$51,826
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.4%	80.6%	80.6%	80.5%
Non-GAAP Other	(2.2)%	(23.1)%	(8.6)%	(18.8)%
Non-GAAP Gross profit	77.4%	77.0%	77.5%	77.0%
Operating expenses reconciliation
GAAP Research and development	$82,801	$77,539	$164,514	$159,522
Share-based compensation	(15,621)	(14,418)	(30,608)	(32,689)
Third-party relocation and other costs, net	(95)	(183)	(106)	(516)
Restructuring costs	(480)	(1,202)	(1,037)	(2,896)
Non-GAAP Research and development	$66,605	$61,736	$132,763	$123,421
As a % of total revenues non-GAAP	10.1%	10.0%	10.2%	10.0%

GAAP Sales and marketing	$274,907	$263,585	$547,750	$538,483
Share-based compensation	(24,001)	(25,897)	(48,589)	(61,934)
Amortization of acquired intangibles	(2,687)	(2,055)	(5,607)	(4,110)
Third-party relocation and other costs, net	(374)	(251)	(374)	(817)
Restructuring costs	(4,182)	(925)	(4,824)	(3,913)
Non-GAAP Sales and marketing	$243,663	$234,457	$488,356	$467,709
As a % of total revenues non-GAAP	37.1%	37.8%	37.5%	37.9%

GAAP General and administrative	$64,316	$63,361	$124,501	$127,746
Share-based compensation	(16,323)	(20,154)	(30,903)	(39,688)
Third-party relocation and other costs, net	(2,739)	(1,348)	(5,077)	(2,722)
Restructuring costs	(820)	(537)	(1,936)	(1,410)
Non-GAAP General and administrative	$44,434	$41,322	$86,585	$83,926
As a % of total revenues non-GAAP	6.8%	6.7%	6.7%	6.8%
Income (loss) from operations reconciliation
GAAP income from operations	$50,285	$36,963	$100,313	$47,303
Share-based compensation	58,893	64,947	116,462	145,263
Amortization of acquired intangibles	34,083	33,362	68,619	66,725
Third-party relocation and other costs, net	3,208	1,868	5,557	4,149
Restructuring costs	7,508	2,813	10,351	9,903
Non-GAAP Income from operations	$153,977	$139,953	$301,302	$273,343
Non-GAAP Operating margin	23.4%	22.6%	23.2%	22.2%
Adjusted EBITDA reconciliation
Depreciation and amortization	23,003	21,559	45,378	43,257
Non-GAAP Adjusted EBITDA	$176,980	$161,512	$346,680	$316,600
As a % of total revenues non-GAAP	26.9%	26.0%	26.6%	25.7%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) reconciliation
GAAP net income	$39,115	$13,193	$69,733	$2,865
Share-based compensation	58,893	64,947	116,462	145,263
Amortization of acquired intangibles	34,083	33,362	68,619	66,725
Third-party relocation and other costs, net	(11,440)	2,487	(8,676)	4,690
Restructuring costs	7,508	2,813	10,351	9,903
Amortization of debt discount and extinguishment costs	5,432	6,237	8,014	7,368
Income tax expense effects	(27,620)	(25,759)	(54,377)	(46,743)
Non-GAAP net income	$105,971	$97,280	$210,126	$190,071
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net income per share	84,049	90,710	84,354	90,861
Effect of dilutive securities	2,570	1,346	2,449	1,627
GAAP weighted average shares used in computing GAAP diluted net income per share	86,619	92,056	86,803	92,488
Effect of dilutive securities	—	—	—	—
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	86,619	92,056	86,803	92,488

Diluted net income (loss) per share
GAAP net income per share	$0.45	$0.14	$0.80	$0.03
Non-GAAP net income per share	$1.22	$1.06	$2.42	$2.06

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$206,434	$167,414	$370,480	$317,076
Capitalized expenditures	(26,243)	(23,029)	(49,642)	(42,515)
Non-GAAP free cash flow	$180,191	$144,385	$320,838	$274,561
Non-GAAP free cash flow margin	27.4%	23.3%	24.7%	22.3%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q3 2026		FY 2026
	Low Range	High Range	Low Range	High Range
GAAP income from operations	$48	$58	$237	$258
GAAP operating margin	7.2%	8.6%	9.0%	9.7%
Share-based compensation	67	63	245	240
Amortization of acquired intangibles	33	33	117	117
Third-party relocation, restructuring and other costs	8	7	24	20
Non-GAAP income from operations	$156	$161	$623	$635
Non-GAAP operating margin	23.5%	24.0%	23.6%	24.0%

	FY 2026
	Low Range	High Range
GAAP net cash provided by operating activities	$720	$725
Capitalized expenditures	(105)	(100)
Non-GAAP free cash flow	$615	$625